                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our report dated February 16, 2001, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included in the December 31, 2000, annual report on Form 10-K/A of Bowater Incorporated:

                                                                                                   Filing Date or
                                                                                                   Last Amendment
                                                                                                   --------------
Form S-1
No. 33-2444         -    Dividend Reinvestment and Stock Purchase Plan
                         of Bowater Incorporated                                                      12/27/85

Form S-3
No. 333-57839       -    Bowater Incorporated common stock offered in
                         exchange for Exchangeable shares of Bowater Canada Inc.                       6/26/98

No. 333-62348       -    Bowater Incorporated common stock offered in
                         exchange for Exchangeable shares of Bowater Canada Inc.                       9/20/01

Form S-8

No. 33-16277       -     Bowater Southern Hourly Employees' Profit-Sharing Plan                        8/25/87

No. 33-25166       -     Bowater Incorporated 1988 Stock Incentive Plan                               10/27/88

No. 33-50152       -     Bowater Incorporated 1992 Stock Incentive Plan                                7/28/92

No. 33-61219        -    The Deferred Compensation Plan for Outside
                         Directors of Bowater Incorporated                                             7/21/95

No. 333-00555      -     Bowater Incorporated Salaried Employees' Savings Plan                         1/30/96

No. 333-02989       -    Bowater Incorporated/Carolina Division Hourly
                         Employees' Savings Plan                                                    4/30/96

No. 333-41471       -    Bowater Incorporated Salaried Employees' Savings Plan                      12/4/97

No. 333-41473       -    Bowater Incorporated 1997 Stock Option Plan                                12/4/97

No. 333-41475       -    Bowater Incorporated/Coated Papers and Pulp Division
                         Hourly Employees' Savings Plan                                             12/4/97

No. 333-84161            Bowater Incorporated Salaried Employees' Savings Plan                      7/30/99

No. 333-84163            Bowater Incorporated Savings Plan for Certain Hourly Employees             7/30/99

No. 333-84171            Bowater Incorporated/Coated Papers and Pulp Division Hourly
                         Employees' Savings Plan                                                    7/30/99

No. 333-61228            Bowater Incorporated Salaried Employees' Savings Plan                      5/18/01

No. 333-61232            Bowater Incorporated/Coated Papers and Pulp Division Hourly
                         Employees' Savings Plan                                                    5/18/01

No. 333-61230            Bowater Incorporated Savings Plan for Certain Hourly Employees             5/18/01

No. 333-61236            Bowater Incorporated 2000 Stock Option Plan                                5/18/01




                                             /s/ KPMG LLP

Greenville, South Carolina
October 23, 2001